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                                                            EXHIBIT 23



          DELOITTE &
          TOUCHE LLP






          INDEPENDENT AUDITORS' CONSENT
          -----------------------------


          We consent to the incorporation by reference in Registration Statements of The Bear Stearns Companies Inc. on Form S-3 (File Nos. 33-59140, 33-56009, 33-55673, 33-60065) and Form
          S-8 (File Nos. 33-50012, 33-55804, 33-49979, 33-56103) of
          our reports dated August 25, 1995, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Bear Stearns Companies Inc. for the year ended June 30, 1995.



          DELOITTE & TOUCHE LLP
          New York, New York
          August 25, 1995







































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